UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 26, 2006
Hines Real Estate Investment Trust, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Maryland

(State or Other Jurisdiction of Incorporation)

000-50805	20-0138854

(Commission File Number)	(IRS Employer Identification No.)

2800 Post Oak Boulevard, Suite 5000, Houston, Texas	77056-6118

(Address of Principal Executive Offices)	(Zip Code)
(888) 220-6121

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
SIGNATURES

Item 1.01 Entry into a Material Definitive Agreement.
     On June 26, 2006, Hines Real Estate Investment Trust, Inc. (“Hines REIT”) and Hines REIT Properties, L.P., the operating partnership of Hines REIT (collectively with Hines REIT, the “Company”) entered into an Advisory Agreement (the “Advisory Agreement”) with Hines Advisors Limited Partnership (the “Advisor”). Pursuant to this agreement, the Advisor will perform day-to-day operational and administrative services for the Company, including services relating to the Company’s current public offering, asset management services, acquisition services and shareholder services.
     The Advisory Agreement has a one-year term and may be renewed for successive one-year periods upon the mutual consent of the parties. Renewals of the agreement must be approved by the conflicts committee of the Hines REIT board of directors . The Advisory Agreement may be terminated:
•	without cause by the Company or the Advisor upon 60 days’ written notice;

•	immediately by the Company (i) in the event the Advisor commits fraud, criminal conduct, willful misconduct or negligent breach of fiduciary duty, (ii) upon the bankruptcy of the Advisor or its involvement in similar insolvency proceedings or (iii) in the event of a material breach of the Advisory Agreement by the Advisor, which remains uncured after 10 days’ written notice; or

•	immediately by the Advisor (i) upon the bankruptcy of the Company or its involvement in similar insolvency proceedings or (ii) any material breach of the Advisory Agreement by the Company, which remains uncured after 10 days’ written notice.
     If the Advisory Agreement expires and is not renewed at the election of the Company, or is otherwise terminated for any reason other than by the Advisor, the Advisor will have the right to cause the Company to purchase certain equity interests in the Company held by the Advisor or its affiliates after termination of the Advisory Agreement.
     The Company will pay an acquisition fee to the Advisor equal to (i) 0.50% of the purchase price of real estate investments acquired directly by the Company, including any debt attributable to such investments, or (ii) when the Company makes an investment indirectly through another entity, 0.50% of such investment’s pro rata share of the gross asset value of real estate investments held by that entity. The Company will also pay the Advisor a monthly asset management fee equal to 0.0625% of the net equity capital the Company has invested in real estate investments at the end of each month. The Company will reimburse the Advisor for (i) actual expenses incurred by the Advisor or its affiliates in connection with the Company’s current public offering, and (ii) actual expenses incurred by the Advisor or its affiliates in connection with the Company’s day-to-day operations. All of these fees and reimbursements are subject to limitations on such payments contained in Hines REIT’s Amended and Restated Articles of Incorporation.
     The Company agreed to indemnify the Advisor against losses incurred by the Advisor in connection with the performance of its obligations under the Advisory Agreement, subject to terms and conditions contained in the Advisory Agreement.

Any statements in this Current Report on Form 8-K, including intentions, beliefs, expectations or projections relating to the potential acquisition of the properties described therein and funding sources for the same, are forward looking statements that are based on current expectations and assumptions that may prove incorrect or inaccurate. Important factors that could cause actual results to differ materially from those in the forward looking statements include changes in general economic and real estate market conditions, risks associated with property acquisitions and other risks described in the Company’s “Risk Factors” section of the Registration Statement on Form S-11 and its other filings with the Securities and Exchange Commission.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HINES REAL ESTATE INVESTMENT TRUST, INC.
June 30, 2006	By:	/s/ Frank R. Apollo
Frank R. Apollo
Chief Accounting Officer